Exhibit 99.1

UnitedGlobalCom Stockholders Approve Merger

with Liberty Media International (LMI)

LMI Shareholders to Vote on June 15, 2005

DENVER, June 14, 2005 – UnitedGlobalCom, Inc. (UGC) (Nasdaq: UCOMA) announces that during a special stockholder meeting today, its stockholders approved the proposed business combination transaction between UGC and Liberty Media International, Inc. (LMI) (Nasdaq: LBTYA, LBTYB).

Completion of the business combination is also subject to the vote of LMI’s stockholders at LMI’s annual meeting to be held on June 15, 2005.

Holders of approximately 98% of the aggregate voting power of the shares of UGC common stock present in person or by proxy voted in favor of the proposed business combination.  In addition, the merger agreement also required approval by the affirmative vote of holders of at least a majority of the aggregate voting power of the outstanding shares of UGC Class A common stock, exclusive of shares held by LMI, Liberty Media Corporation (Liberty), their respective subsidiaries, and executive officers and directors of LMI, Liberty and UGC.  Of the approximately 364.3 million shares of Class A common stock outstanding and entitled to vote after excluding the specified shares for purposes of this “minority approval” requirement (the Minority Shares), approximately 59% were voted in favor of the proposed business combination. Of the Minority Shares that actually voted, approximately 77% voted in favor of the proposed business combination.

About UnitedGlobalCom

UGC is a leading international provider of video, voice, and broadband Internet access services with operations in 16 countries, including 13 countries in Europe. Based on the Company’s operating statistics at March 31, 2005, UGC’s networks reached approximately 16.1 million homes passed and served approximately 11.2 million revenue generating units, including approximately 8.8 million video subscribers, 1.5 million broadband Internet subscribers, and 847,500 telephone subscribers.

Forward-Looking Statements

Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including timing and outcome of the LMI stockholder vote and completion of the business combination.  These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include our ability to complete the proposed merger with LMI by obtaining the approval of holders of a majority of the aggregate voting power of the shares of LMI common stock outstanding on the record date for LMI’s Annual Meeting of Stockholders and satisfaction of other conditions necessary to close the merger. These forward-looking statements speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any guidance and other forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Additional Information

Liberty Global, Inc. (“Liberty Global”) has filed a Registration Statement on Form S-4 containing a definitive joint proxy statement/prospectus related to the proposed business combination between LMI and UGC. UGC STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE BUSINESS COMBINATION. Investors may obtain a copy of the definitive joint proxy statement/prospectus and other documents related to the business combination free of charge at the SEC’s website (http://www.sec.gov). In addition, copies of the definitive joint proxy statement/prospectus and other related documents filed by the parties to the merger may be obtained free of charge by directing a request to UnitedGlobalCom, Inc., 4643 South Ulster Street, Suite 1300, Denver, Colorado 80237, Attention: Investor Relations Department, telephone: 303-770-4001.

Participants in Solicitation

The directors and executive officers of UGC and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed business combination. Information regarding UGC’s directors and executive officers and other participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the definitive joint proxy statement/prospectus contained in the above-referenced Registration Statement.

Please visit www.unitedglobal.com for further information.

Richard S.L. Abbott	Claire Appleby
Investor Relations – UGC	Investor Relations – Europe
(303) 220-6682	+44 20 7 838 2004
Email: ir@unitedglobal.com	Email: ir@ugceurope.com

Chris Noyes	Bert Holtkamp
Investor Relations – UGC	Corporate Communications – UGC Europe
(303) 220-6693	+ 31 (0) 20 778 9447
Email: ir@unitedglobal.com	communications@ugceurope.com